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                                                                     Exhibit 5.1


                      Skadden, Arps, Slate, Meagher & Flom
                             300 South Grand Avenue
                             Los Angeles, CA  90035


                                 August 9, 1996



Paracelsus Healthcare Corporation
155 North Lake Avenue, Suite 1100
Pasadena, California 91101

          Re:  Paracelsus Healthcare Corporation
               Registration Statement on Form S-1
               ----------------------------------


Ladies and Gentlemen:

          We have acted as special counsel to Paracelsus Healthcare Corporation, a California corporation (the "Company"), in connection with the public offering of $325,000,000 aggregate principal amount of __% Senior Subordinated Notes Due 2006 (the "Notes"). The Notes are to be issued under an indenture (the "Indenture") to be entered into between the Company and AmSouth Bank of Alabama as trustee (the "Trustee").

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (Registration No. 333-06713) relating to the Notes, as filed with the Securities and Exchange Commission (the "Commission") on June 24, 1996, Amendment No. 1 thereto filed with the Commission on July 18, 1996 and Amendment No. 2 thereto filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company, as issuer, and Donaldson, Lufkin & Jenrette Securities Corporation, BA Securities


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Paracelsus Healthcare Corporation
August 9, 1996
Page 2

Inc. and NationsBanc Capital Markets, as underwriters, and The Chicago Corporation, as qualified independent underwriter (together, the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) the form of the Indenture filed as an exhibit to the Registration Statement; (iv) the form of the Notes included in the Indenture; (v) the Company's Articles of Incorporation, as presently in effect; and (vi) the Company's Bylaws, as presently in effect. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the bar of the States of California and New York, and we do not express any opinion as to the laws of any other jurisdiction.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Notes and the Indenture have been duly authorized by the Board of Directors of the Company; (ii) the Indenture and Underwriting Agreement have been duly executed and delivered; and (iii) the Securities have been duly executed and authenticated in accordance


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Paracelsus Healthcare Corporation
August 9, 1996
Page 3

with the terms of the Indenture and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the Notes will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by
(1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and
(b) the waiver contained in Section 515 of the Indenture may be deemed unenforceable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                         Very truly yours,



                         Skadden, Arps, Slate, Meagher & Flom